Exhibit T3A. 13

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Développement économique Canada
Corporations Canada	Corporations Canada

Certificate of Continuance Canada Business Corporations Act	Certificat de prorogation Loi canadienne sur les sociétés par actions

Sherritt Bulk Commodities and Transportation Ltd.
Corporate name / Dénomination sociale

1158610-6
Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the Canada Business Corporations Act (CBCA).	JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions (LCSA).

/s/ Raymond Edwards

Raymond Edwards
Director / Directeur

2019-08-23
Date of Continuance (YYYY-MM-DD)
Date de prorogation (AAAA-MM-JJ)

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Développement économique Canada
Corporations Canada	Corporations Canada

Form 11	Formulaire 11
Articles of Continuance	Clauses de prorogation
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
(CBCA) (s. 187)	(LCSA) (art. 187)

1	Corporate name Dénomination sociale Sherritt Bulk Commodities and Transportation Ltd.
2	The province or territory in Canada where the registered office is situated La province ou le territoire au Canada où est situé le siège social ON
3

The classes and the maximum number of shares that the corporation is authorized to issue

Catégories et le nombre maximal d’actions que la société est autorisée à émettre

Unlimited number of Common Shares

4	Restrictions on share transfers Restrictions sur le transfert des actions See attached schedule / Voir l’annexe ci-jointe
5	Minimum and maximum number of directors Nombre minimal et maximal d’administrateurs Min. 1 Max. 9
6	Restrictions on the business the corporation may carry on Limites imposées à l’activité commerciale de la société None
7

(1)   If change of name effected, previous name

S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

Not Applicable / Sans objet

(2)   Details of incorporation

Détails de la constitution

Incorporated under the Alberta Business Corporations Act on May 9, 2017

8	Other Provisions Autres dispositions See attached schedule / Voir l’annexe ci-jointe
9

Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.

Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par
Ward Sellers
Ward Sellers

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3247 (2008/04)

SHARE TRANSFER RESTRICTIONS

So long as the corporation is a private issuer as defined in securities law, no securities of the corporation, other than non-convertible debt securities, shall be transferred without the consent of the directors, expressed by a resolution.

41107813_1|NATDOCS

OTHER PROVISIONS

1.	Lien On Shares

The corporation shall have a first and paramount lien on a share registered in the name of a shareholder or his legal representative, whether registered solely or jointly with any other person, for a debt of that shareholder to the corporation, including an amount unpaid in respect of a share issued by the corporation on the date it was incorporated under the Canada Business Corporations Act, whether the period for payment, fulfilment or discharge of that debt shall have actually arrived or not. The lien shall extend to all dividends and distributions of capital declared or otherwise payable on such shares.

2.	Appointment of Directors

The directors may, between annual general meetings, appoint one (1) or more additional directors of the corporation to serve until the next annual general meeting, provided that the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the corporation.

3.	Borrowing

The directors may

(a)	borrow money on the credit of the corporation,

(b)	issue, reissue, sell or pledge debt obligations of the corporation,

(c)	give a guarantee on behalf of the corporation to secure performance of an obligation of any person, and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

4.	Meetings of Shareholders

Meetings of shareholders of the corporation may be held inside or outside the Canada.

41107796_1|NATDOCS

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Développement économique Canada
Corporations Canada	Corporations Canada

Form 2	Formulaire 2
Initial Registered Office Address	Siège social initial et premier
and First Board of Directors	conseil d’administration
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions
(CBCA) (s. 19 and 106)	(LCSA) (art. 19 et 106)

1	Corporate name Dénomination sociale Sherritt Bulk Commodities and Transportation Ltd.
2	Address of registered office Adresse du siège social 4220-22 Adelaide Street West Toronto ON M5H 4E3
3	Additional address Autre adresse
4	Members of the board of directors Membres du conseil d’administration

Resident Canadian
Résident Canadien
Andrew Snowden	4220-22 Adelaide Street West, Toronto ON	Yes / Oui
M5H 4E3, Canada

Ward Sellers	4220-22 Adelaide Street West, Toronto ON	Yes / Oui
M5H 4E3, Canada

5

Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.

Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par Ward Sellers

Ward Sellers
416-935-2411

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 2904 (2008/04)